Exhibit 99.1

                               [SKY HARVEST LOGO]



               SKY HARVEST SELLS SASKATCHEWAN WINDPOWER ASSETS TO
                         LEADING CANADIAN WIND PRODUCER

November 18, 2013                                       Symbol: SKYH:OTC Markets

VANCOUVER, BRITISH COLUMBIA - Sky Harvest Energy Corp. is pleased to announce that it has sold its interest in assets relating to its Sky Harvest Project located in southwestern Saskatchewan to a major Canadian wind power development company, including its leasehold interests in approximately 15,000 acres of land, accumulated wind data, environmental assessment studies, and its meteorological tower.

In consideration of Sky Harvest's sale of the assets, the purchaser has agreed to pay a purchase price in three instalments comprised of a fixed payment payable upon execution of a power purchase agreement ("PPA"), a first success fee based upon the number of megawatts contracted under the PPA and payable upon financial close, and a second success fee also based on contracted megawatts and payable upon the commencement of commercial operations.

"Given the Sky Harvest Project's potential to host up to a 150 megawatt windpower generation facility, the Company could realize up to $8.17 million dollars from the purchase" said William Iny, president and CEO. The agreement further provides that if the purchaser is unable to execute a PPA respecting the project by December 19, 2019, it will return the assets to Sky Harvest for nominal consideration.

Sky Harvest will remain involved in the project in a development services capacity as it aids the purchaser in liaising with landowners and communities within Saskatchewan, as well as revising lease agreements. Sky Harvest also retains its interests in the Keewatin and Matador sites in southwest Saskatchewan, which it will continue to develop.

Sky Harvest invites shareholders and other interested parties to visit its website located at www.skyharvestenergy.com. You may also contact Sky Harvest at 604-267-3041 locally or toll-free 1-877-700-7021

SKY HARVEST ENERGY CORP.

William Iny, President & CEO

SKY HARVEST ENERGY CORP. IS A UNITED STATES AND BRITISH COLUMBIA REPORTING ISSUER INVOLVED IN THE DESIGN AND MANUFACTURE OF VERTICAL AXIS WIND TURBINES AND IN THE DEVELOPMENT OF WIND POWER PROJECTS LOCATED IN SOUTHWEST SASKATCHEWAN, CANADA.

Safe harbor for Forward-Looking Statements: Except for statements of historical fact, the information presented herein constitutes forward-looking statements. Forward-looking statements may include financial and other projections, as well as statements regarding the Company's future plans, objectives or economic performance, or the assumptions underlying any of the foregoing. The Company uses words such as "may", "would", "could", "will", "likely", "expect", "anticipate", "believe", "intend", "plan", "forecast", "project", "estimate" and similar expressions to identify forward-looking statements. Any such forward-looking statements are based on assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform to the Company's expectations and predictions is subject to a number of risks, assumptions and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from those indicated. Forward looking statements in this press release include the following: that the Company will reach a power purchase agreement with a third party and that a resulting project will produce up to 100 megawatts of power generation. Factors which may delay or prevent these forward looking statements from being realized include that the purchase may not be successful in the further development of the Sky Harvest project, that it may not reach a power purchase agreement with a third party, and that Sky Harvest may be unsuccessful in developing its other projects. Readers should refer to the risk disclosures outlined in the Company's periodic reports filed from time to time with the United States Securities and Exchange Commission on EDGAR at www.sec.gov and with the British Columbia Securities Commission at www.sedar.com.

For further information:
Sky Harvest at 604-267-3041 locally or toll-free 1-877-700-7021